Exhibit 99.2 Supplemental Schedules for Q1-18 Earnings Release April 4, 2018

Schedule 1 Q1 2018 Homebuilding Metrics, as Reported and Pro Forma Exhibit 99.2 Lennar Standalone (12/1/17-2/28/18) CalAtlantic (2/13/18-2/28/18) As Reported (12/1/17-2/28/18) Q1-18 Q1-17 Var % Q1-18 Q1-17 Var % Q1-18 Q1-17 Var % New Orders 7,387 6,483 14% 1,069 8,456 6,483 30% Deliveries 5,946 5,453 9% 819 6,765 5,453 24% Backlog 10,376 9,017 15% 7,190 17,566 9,017 95% Lennar Standalone (12/1/17-2/28/18) CalAtlantic Standalone (12/1/17-2/28/18) (1) Pro Forma Combined (12/1/17-2/28/18) (1) Q1-18 Q1-17 Var % Q1-18 Q1-17 Var % Q1-18 Q1-17 Var % New Orders 7,387 6,483 14% 3,523 (2) 3,469 2% (2) 10,910 9,952 10% Deliveries 5,946 5,453 9% 4,048 3,649 11% 9,994 9,102 10% Backlog 10,376 9,017 15% 7,190 6,811 6% 17,566 15,828 11% (1) CAA's Q1-17 adjusted to match LEN months of Dec. - Feb. (2) CAA's Q1-18 new orders impacted by a reduction of 262 due to net accounting reclassifications of backlog acquisitions and contingent sales; excl. adjustments, orders would be +9% YoY LENNAR CORPORATION

Schedule 2

Q1 2018 Earnings Components

Exhibit 99.2

(In millions, excluding ASP & EPS)	Lennar Q1-17	Lennar Q1-18	*Q1-18 Guidance from LEN*	CalAtlantic Feb 13-Feb 28	Combined Q1-18	*Combined EPS impact*
Homebuilding Information						
Deliveries	5,453	5,946		819	6,765	
Backlog conversion	71.5%	66.5%	*Q1 backlog conversion of 65-70%*			
Average selling price (000)	$365	$385		$456	$393	
Home sales revenue	$1,984	$2,276		$373	$2,649	
Gross margin, excl CAA backlog write-up	21.1%	21.5%		22.2% (1)	21.6%	
SG&A % of home sales revenue	10.3%	10.0%		8.2% (2)	9.7%	
Operating margin % of home sales revenue	10.8%	11.5%	*Qtrly OM consistent with FY17*	14.0% (1)(2)	11.9%	
Operating margin $	$215.2	$262.1		$52.4	$314.5	
Land, EPU, Other	($3.8)	$155.6	*~$80m driven by strategic transaction*	($1.3)	$154.2	
Financial Services	$20.7	$17.8	*LFS yoy decline due to refi*	$1.8	$19.7	
Multifamily	$19.2	($1.2)	*LMC breakeven*		($1.2)	
Rialto, net of noncontrolling interests	$12.0	$10.4	*Rialto ~$10m*		$10.4	
Corporate G&A	$60.7	$65.6		$2.2	$67.8	
Corporate G&A % of total revenue	2.6%	2.5%	*% of total revenue similar yoy*		2.3%	
Pre-tax income, before CAA acquisition and integration costs, purchase accounting, and litigation reserves	**$198.0**	**$377.4**		**$50.7**	**$428.0**	
Tax rate before DTA charge	34.4%	23.8%			23.8%	
Diluted share count, excl merger issuance	236.9	237.6				
EPS, before CAA acquisition and integration costs, purchase accounting, DTA charge and litigation reserves	**$0.55**	**$1.21**				
Deferred Tax Asset charge	-	$68.6	*Tax reform-related charge of ~$70m*		$68.6	*($0.27)*
EPS, before CAA acquisition and integration costs and purchase accounting	**$0.16** (3)	**$0.92**				
All acquisition and integration costs (LEN & CAA)				$104.2	$104.2	*($0.31)*
Purchase accounting (impact from CAA backlog write-up)				$55.0	$55.0	*($0.16)*
Gross margin % incl purchase accounting				7.5%	19.5%	
Net earnings					**$136.2**	
Diluted share count, incl merger issuance					254.4	
Reported EPS					**$0.53**	

(1) CAA's gross margin for the 2 week period is inflated due to a high level of closings in a short period of time with fixed field expenses

(2) CAA's SG&A margin for the 2 week period is lower than a normalized SG&A given an increased level of closings and fixed G&A costs

(3) LEN Q1-17 EPS includes after tax litigation reserve of $91.8 million, or -$0.39 impact to EPS

LENNAR CORPORATION

Schedule 3

Homebuilding Metrics: Historical Pro Forma and Projected

Exhibit 99.2

	Q1-18 Pro forma	Q1-17 Pro forma	Var %	Q2-18 Projected	Q2-17 Pro forma	Var %	Q3-18 Projected	Q3-17 Pro forma	Var %	Q4-18 Projected	Q4-17 Pro forma	Var %	FY18 Pro forma	FY17 Pro forma	Var %
New Orders(1)	10,910	9,952	10%	13,800	13,386	3%	12,500	11,128	12%	11,600	10,828	7%	48,810	45,294	8%
Actual Reported(2)	*8,456*												*46,356*		
Deliveries	9,994	9,102	10%	11,500	11,337	1%	12,500	11,327	10%	15,000	12,062	24%	48,994	43,828	12%
Actual Reported(2)	*6,765*												*45,765*		
Backlog	17,566	15,828	11%	19,866	17,873	11%	19,866	17,673	12%	16,466	16,438	0%			
Conversion Ratio	60.8%			65.5%			62.9%			75.5%					

Information includes CAA for all periods, adjusted to conform to LEN reporting periods

(1) CAA's Q1-18 new orders impacted by a reduction of 262 due to net accounting reclassifications of backlog acquisitions and contingent sales; excl. adjustments, orders would be +9% YoY

(2) Actual reported statistics only include Q1-18

This presentation includes projections regarding the financial performance of the Company. These projections are based on current expectations and estimates about the industry and markets in which the Company operates, and beliefs and assumptions made by Company management. These projections reflect our current views and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from what is anticipated by our projections. The most important factors that could cause actual results to differ materially from those anticipated by our projections include, but are not limited to: increases in operating costs, including costs related to real estate taxes, construction materials, labor and insurance; our inability to realize the anticipated synergy benefits from the CalAtlantic transaction; a downturn in the market for residential real estate; changes in general economic and financial conditions that reduce demand for our products and services; negative effects of increasing mortgage interest rates; natural disasters and other unforeseen events for which our insurance does not provide adequate coverage; and new laws or regulatory changes that adversely affect the profitability of our businesses. Please see our Form 10-K for the fiscal year ended November 30, 2017 and other filings with the SEC for a further discussion of these and other risks and uncertainties which could affect our future results. We undertake no obligation, other than those imposed by securities laws, to publicly revise any projections to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

LENNAR CORPORATION

Schedule 4

Pro forma Homebuilding Statistics

Exhibit 99.2

	Q1-18	Q1-17	Q2-17	Q3-17	Q4-17	FY17
New Orders[1]	**10,910**	**9,952**	**13,386**	**11,128**	**10,828**	**45,294**
East	5,066	4,280	6,010	5,238	5,121	20,649
Central	2,622	2,511	3,251	2,494	2,656	10,912
West	2,266	2,244	2,944	2,476	2,186	9,850
Other	956	917	1,181	920	865	3,883
Deliveries	**9,994**	**9,102**	**11,337**	**11,327**	**12,062**	**43,828**
East	4,470	3,944	4,983	5,304	5,577	19,808
Central	2,437	2,461	3,092	2,758	2,982	11,293
West	2,212	1,863	2,240	2,256	2,525	8,884
Other	875	834	1,022	1,009	978	3,843
Delivery ASP (000's)	**$421**	**$397**	**$398**	**$397**	**$405**	**$399**
East	$354	$340	$351	$352	$348	$348
Central	$382	$379	$370	$378	$365	$373
West	$612	$554	$547	$532	$574	$552
Other	$391	$375	$386	$384	$414	$390
Ending Backlog[2]	**17,566**	**15,828**	**17,873**	**17,673**	**16,438**	
East	7,925	6,830	7,853	7,786	7,329	
Central	4,431	4,675	4,834	4,570	4,244	
West	3,536	2,897	3,601	3,821	3,482	
Other	1,674	1,426	1,585	1,496	1,383	

Notes:

Information includes CAA for all periods, adjusted to conform to LEN reporting periods

(1) CAA's Q1-18 new orders impacted by a reduction of 262 due to net accounting reclassifications of backlog acquisitions and contingent sales; excl. adjustments, orders would be +9% YoY

(2) Q1-18 showing actual results

Reported regions:

East: Florida, Georgia, Maryland, New Jersey, North Carolina, South Carolina and Virginia

Central: Arizona, Colorado and Texas

West: California and Nevada

Other: Illinois, Indiana, Minnesota, Oregon, Tennessee, Utah and Washington

LENNAR CORPORATION

Schedule 5 Q1 2018 Earnings Components Reconciliation (Non-GAAP Financial Measure) Exhibit 99.2 Lennar Corporation Q1 2018 Non-GAAP Reconciliation In thousands $136,215 Add: Write-up of CalAtlantic inventory in backlog 55,024 Add: Acquisition and integration costs 104,195 Add: Provision for income taxes 63,966 Add: Deferred tax asset write-off 68,645 $428,045 This presentation includes information extracted from consolidated financial information that is not required by generally accepted accounting principles in the United States of America (GAAP) to be presented in the financial statements. Pre-tax income, before CAA acquisition and integration costs and purchase accounting, and litigation reserves is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance or liquidity prepared in accordance with GAAP. Also, our non-GAAP financial measure may not be comparable to financial measures used by other companies. We have provided a reconciliation of this non-GAAP financial measure to the most comparable GAAP measure. Our management believes this non-GAAP financial measure provides useful information to investors because it shows what our earnings would have been but for some large items. Pre-tax income, before CAA acquisition and integration costs, purchase accounting, and litigation reserves (from Schedule 2) GAAP Net earnings attributable to Lennar Corporation LENNAR CORPORATION